                                                                   EXHIBIT 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement of Metropolitan Series Fund, Inc. on Form N-14A of our report dated December 20, 2005 relating to the financial statements of Salomon Brothers Strategic Total Return Bond Portfolio, a series of The Travelers Series Trust, for the year ended October 31, 2005 in the Prospectus/Proxy Statement, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy Statement.


/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 20, 2006